                                                                   Exhibit 10.20


Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission that certain information contained herein shall be afforded confidential treatment. The omitted portions are indicated by three asterisks.

                         TRANSPONDER LICENSE AGREEMENT
                         -----------------------------

          THIS TRANSPONDER LICENSE AGREEMENT is made and entered into this 28 day of October, 1992, by and between Jones Space Segment, Inc., a Colorado corporation ("Licensor"), and Deutsche Welle, a public radio and television service ("Licensee").


                                    RECITALS
                                    --------

          A. Licensor is leasing Transponder No. 5V, a full-time, Non-preemptible Transponder (as defined in Article 9), on the GE American Communications, Inc. ("GE") domestic communications satellite SATCOM IV ("C-4") pursuant to a Satellite Transponder Service Agreement dated July 28, 1989, by and between GE and Licensor (such agreement, as amended from time to time, the "Transponder Service Agreement"), a copy of which is attached hereto as Exhibit A.
          B. Licensor is willing to allow Licensee to take, and Licensee desires to so take, satellite service over C-4 Transponder No. 5V (the "Transponder") on the terms and conditions hereinafter set forth.


                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto do agree as follows:
                       ARTICLE 1.  PROVISION OF SERVICE.
                                   ---------------------
          1.1    Provision of Service.  Licensor hereby agrees to make the
                 --------------------
Transponder available on a full-time basis (twenty-four

(24) hours per day, seven (7) days per week) for the purposes set forth in
Section 1.2 hereof during the term of this Agreement. Notwithstanding the foregoing, Licensee shall not have the right to the use of two Panda 1 compatible 15KHZ subcarriers on the Transponder as designated on Exhibit B (as described below), such subcarriers being hereby excluded from this Agreement and reserved for use or other disposition by Licensor. Attached hereto as Exhibit B is a Video Baseband Frequency Plan with respect to the subcarriers on the Transponder.

          1.2  Use of Transponder.  Licensee shall use the Transponder for the
               ------------------
transmission of cable television and radio programming. Any television programming shall conform to the requirements of the Communications Act of 1934, as amended (the "Communications Act"), and rules and regulations of the Federal Communication Commission (the "FCC") and any other governmental body having jurisdiction with respect to the matters covered hereby. Licensee shall not make use of the Transponder for any unlawful purpose and shall at all times comply with all applicable laws and regulations, including the Communications Act and the rules and regulations of the FCC. All programming shall bear the name and/or identifying symbols of Licensee.

          1.3  Transponder Service Protection.  Licensee shall be entitled to
               ------------------------------
all protections granted to Licensor in the Transponder Service Agreement with respect to the Transponder. Any Substitute Transponder provided to Licensor pursuant to the Transponder Service Agreement shall be provided to Licensee pursuant to this Agreement. Except to the extent GE provides

Licensor with a Substitute Transponder, Licensor shall have no obligation to undertake any action or expense to repair or otherwise render the Transponder Commercially Operational, to procure or otherwise make available a Substitute Transponder or to repair or otherwise render a Substitute Transponder Commercially Operational. If a Substitute Transponder is procured or otherwise made available by Licensor other than through the Transponder Service Agreement, no representation or agreement is or shall be made by Licensor with respect to the quality, design, characteristics, performance or suitability of any such Substitute Transponder; however, Licensor will not make a Substitute Transponder available other than through the Transponder Service Agreement without the consent of the Licensee. If a Substitute Transponder is made available by Licensor through the Transponder Service Agreement, Licensor does not and cannot represent that a Substitute Transponder will be a Non-preemptible Transponder. Notwithstanding the foregoing, Licensor shall retain all right to make any and all elections and decisions, including, but not limited to, the elections and decisions set forth in Articles 8, 11, and 22, under the Transponder Service Agreement; provided, however, that in the event either C-4 or the Transponder becomes Commercially Unusable and Licensor has the right to request restored service on a Substitute Transponder pursuant to Article 11 B. or 11 C. of the Transponder Service Agreement, Licensor agrees to request such service unless such request will result in Licensor being obligated to pay GE for such Substitute Transponder beyond the Term of this Agreement.
                               ARTICLE 2.  TERM.
                                           ----

          2.1    Commencement Date.  Licensee's use of the Transponder shall
                 -----------------
commence on the date GE certifies to the Licensor that the Transponder is commercially Operational (as defined in Article 9) for customer communications (traffic (the "Commencement Date"); provided, however, that if the Commencement Date does not occur on or before June 30, 1993, this Agreement shall terminate and neither party shall have any obligation to the other.

          2.2    Term.  The term of this Agreement (the "Term") shall commence
                 ----
on the date hereof and, unless extended in accordance with Section 2.4 hereof, shall terminate upon the earliest of (i) 11:59 p.m. on the day prior to the fifth (5th) anniversary of the Commencement Date, (ii) termination in accordance with Section 2.3 hereof, or (iii) expiration of the Transponder Service Agreement as to the Transponder.

          2.3    Termination.  Notwithstanding the foregoing, (a) this Agreement
                 -----------
shall terminate, and neither party shall thereafter have any further obligation to the other hereunder, at such time as the Transponder Service Agreement is terminated with respect to C-4 or Licenser's right to use the Transponder or a Substitute Transponder is terminated or expires (other than by reason of Licenser's willful misconduct), and Licensor elects not to obtain a Substitute immediately due and payable the

License Fee (as defined herein) for each month remaining in the originally scheduled five (5) year Term on and after the date of such termination, if Licensee fails (i) to make payment of any amount due hereunder within ten (10) business days after receiving from Licensor a notice of such nonpayment, or (ii) to cease any other activity in violation of Licensee's obligations under this Agreement within twenty (20) days after receiving from Licensor a notice of such violation.

          2.4  Extension of Term.  During the final eighteen (18) months of the
               -----------------
originally scheduled five (5) year Term, Licensor shall give consideration to offers from, and engage in discussions with, Licensee regarding the extension of such Term. If the parties do not reach an agreement regarding the extension of the Term at least ninety (90) days prior to the fifth (5th) anniversary of the Commencement Date, Licensor shall have no further obligation to consider offers from, or engage in discussions with, Licensee regarding any extension of this Agreement.

                             ARTICLE 3.  PAYMENTS.
                                         ---------

          3.1  License Fee.  For each month of the Term, Licensee agrees to pay
               -----------
to Licensor, in advance, a fee of U.S. *** (the "License Fee"). The License Fee includes payment for the Turnaround Service (as defined in Article 4 hereof). If the Commencement Date is' a day other than the first day of a month, or this Term ends on a day other than the last day of a month, the License Fee for such month shall be pro-rated to reflect the actual number of days (on and after such beginning day, or on and before such termination day, as the case may be) during which the Transponder was made available for use by Licensee in such month. In the event Licensor provides Licensee with a Substitute Transponder pursuant to the Transponder Service Agreement, the License Fee will be adjusted on a dollar for dollar basis for any increase or decrease in the fee payable by Licensor to GE for such Substitute Transponder. For example, if Licensor must pay $5000 more per month for a Substitute Transponder, the License Fee shall be increased by $5000 per month. Likewise, if Licensor must pay $5000 less per month for a Substitute Transponder under the Transponder Service Agreement, the License Fee shall be reduced by $5000 per month. In addition, Licensee shall pay promptly when due, or reimburse Licensor promptly on demand for, any taxes, duties or other fees assessed or payable with respect to the taking and/or use of Transponder services, including any privilege or excise taxes based on gross revenues and all charges imposed by governmental authorities, including the FCC.

          3.2  Security Deposit.  Licensee shall pay to Licensor upon the
               ----------------
execution and delivery of this Agreement by the parties hereto a security deposit in the amount of U.S. *** which deposit shall be applied to the License Fee payable for the final three (3) months of the Term.

          3.3  Credits for Interruptions or Outages.  If and only if Licensor
               ------------------------------------
receives a credit from GE due to an Interruption (as defined in Article 9 hereof), Licensee shall be entitled to a credit against the License Fee, which credit shall be calculated in accordance with this Section. The length of the Interruption shall be measured from the time Licensor notifies GE of the Interruption. Licensor shall promptly pass on to GE any notice of an Interruption it receives from Licensee.

                (a) Credit for Interruptions will be allowed as follows:

Length of Interruption                              Credit
----------------------                              ------
Less than 15 minutes                                 ***
15 mins. up to but not including 3 hours             ***
 3 hrs. up to but not including  6  hours            ***
 6 hrs. up to but not including  9  hours            ***
 9 hrs. up to but not including 12  hours            ***
12 hrs. up to but not including 15  hours            ***
15 hrs. up to 24 hrs. inclusive                      ***

Two or more Interruptions of fifteen (15) minutes or more, during any period up to but not including three (3) hours, shall be considered as one Interruption. No more than one full day's credit will be allowed for any period of twenty-four
(24) hours.

          (b) If the License Fee is adjusted pursuant to Section 3.1 as a result of a Substitute Transponder, the credit will be adjusted likewise. The amount of the credit will be determined by calculating the daily amount of the increase or decrease in the License Fee (the "Daily Adjustment" or "DA") assuming a thirty (30) day month. The proportionate part of the Daily Adjustment which corresponds to the Interruption shall be added to or subtracted from (depending on whether the License Fee was increased or decreased) the credit amount set forth in (a) above as follows:

Length of Interruption                                  Credit
----------------------                                  ------
Less than 15 minutes                               ***
15 mins. up to but not including 3  hours          ***

 3 hrs. up to but not including  6  hours          ***

 6 hrs. up to but not including  9  hours          ***

 9 hrs. up to but not including 12  hours          ***

12 hrs. up to but not including 15  hours          ***

15 hrs. up to 24 hrs. inclusive                    ***

          (c) An allowance will not be made for any disruption in service, including an Interruption, which is a result of, or attributable in whole or in primary part, to:

              (i) Deutsche Welle's negligence or willful acts, or the negligence or willful acts of its officers, directors, agents, employees, subsidiaries, parents, affiliates; customers and viewers or any of them;

              (ii) the failure of the Turnaround Service, except as provided in
Section 3.4; or

               (iii)  the failure of the Intelsat-K transmission.

          3.4  Credits for Outages of the Turnaround Service. Any agreement with
               ---------------------------------------------
a Turnaround Service provider shall contain a provision for a credit for a disruption in the Turnaround Service. If and only if Licensor receives a credit from the provider of the Turnaround Service due to a failure or disruption of the Turnaround Service, Licensee shall be entitled to a credit against the portion of the License Fee which the Licensor must pay to the Turnaround Service provider. The length of the disruption shall be measured from the time Licensor notifies the provider of the Turnaround Service of the disruption. Licensor shall promptly pass on to the Turnaround Service provider any notice of a disruption in service it receives from Licensee. The amount of the credit will be determined by calculating the daily cost of the Turnaround Service assuming a thirty (30) day month. Credit will be given on a portion of such daily cost as follows:

Length of Disruption                                      Credit
--------------------                                     --------
Less than 15 minutes                                     ***
15 mins. up to but not including 3 hours                 ***
 3 hrs. up to but not including  6  hours                ***
 6 hrs. up to but not including  9  hours                ***
 9 hrs. up to but not including 12  hours                ***
12 hrs. up to but,not including 15  hours                ***
15 hrs. up to 24 hrs. inclusive                          ***


Two or more disruptions of fifteen (15) minutes or more, during any period up to but not including three (3) hours, shall be considered as one disruption. No more than one full day's credit will be allowed for any period of twenty-four
(24) hours. As soon as Licensor enters into a signed agreement with a Turnaround Service provider, Licensor shall provide Licensee with a credit schedule as set forth above with dollar amounts included.

          3.5  Payments.  All payments made by Licensee hereunder shall be made
               --------
to Licensor at its principal place of business, as designated in Section 10.11(b) hereof, by cashier's or certified check payable in U.S. currency, or shall be made by wire transfer of immediately available funds to such account as Licensor shall designate and shall be deemed to be made only upon receipt by Licensor of collected funds.

          3.6  Late Payment.  If Licensor has not received all
               ------------
of the License Fee from Licensee on the date that such License Fee is due, then the overdue amount shall be subject to a delinquency charge at the rate of one and one-half percent (1.5%) per month, compounded monthly, on such overdue amount from the date such overdue amount was originally due until the date it is actually received by Licensor. Licensee acknowledges that such delinquency charges are reasonable under all the circumstances existing at the time at which this Agreement is entered into by Licensor and Licensee. Licensee agrees that acceptance of all or any portion of any such delinquency charge by Licensor shall in no event constitute a waiver by Licensor of Licensee's default with respect to such overdue amount nor shall it prevent Licensor from exercising any or all other rights or remedies it may have.

                        ARTICLE 4.  TURNAROUND SERVICE.
                                    -------------------

          4.1  Turnaround Service.  Licensor shall arrange for the reception of
               ------------------
the Licensee's signal from Intelsat-K satellite and the subsequent uplinking to C-4 (the "Turnaround Service"). The Licensor shall use all reasonable efforts to make the permanent facilities for the Turnaround Service available on the Commencement Date or as soon thereafter as possible, and such facilities shall in any event be available no later than forty-five (45) days after the date of this Agreement. Licensor shall pay any and all charges relating to the Turnaround Service that are imposed by the FCC, which charges shall then be reimbursed by Licensee upon invoice by Licensor. The Turnaround Service shall be performed by Licensor or an affiliate of Licensor at a site either owned or leased by Licensor or an affiliate of Licensor, or by GE or other third party, in the discretion of Licensor. If the Turnaround Service is performed by a third party, Licensor shall require such party to agree to perform the Turnaround

Service in accordance with all of the terms and conditions of this Agreement.
In all events, the Turnaround Service shall be performed by a licensed operator and the reception of the Intelsat-K signal and the uplinking to C-4 shall, with all audio subcarriers removed, meet EIA RS-250-C satellite specifications, a copy of which is attached hereto as Exhibit C; provided, however, that the percentage availability (as defined in Exhibit C) shall be 99.95% percent and not 99.99%. Licensee and Licensor acknowledge that use of the Transponder's subcarriers by Licensee and Licensor may cause such reception and uplink to fail to meet such specifications. Licensee and Licensor agree that any such failure due in whole or in part to such use shall not constitute a breach of this Agreement by Licensor and the parties shall work together to minimize any
disruption caused by the use of the subcarriers   In addition, Licensee
acknowledges that its sole remedy for any disruption in the Turnaround Service is as set forth in Section 3.4; however, if the Turnaround Service is not provided for any period of five consecutive days during the term of this Agreement for any reason other than (i) the failure of the Intelsat-K transmission or (ii) Deutsche Welle's negligent or willful acts or the negligent or willful acts of its officers, directors, agents, employees, subsidiaries, parents, affiliates, customers and viewers or any of them, Licensor shall use its best efforts to provide the Turnaround Service as soon thereafter as is reasonably practicable, which efforts shall include arranging for the use of alternative facilities for the Turnaround Service. Licensor or any other provider of the Turnaround Service shall not alter, scramble or encrypt the programming transmitted by Licensee on the Transponder.

          ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF
                      LICENSOR AND LICENSEE.
                      ---------------------------------

          Licensor and Licensee each represents and warrants to, and agrees with the other that:

          5.1  Authority.  It has the right, power and authority to enter into,
               ---------
and perform its obligations under, this Agreement.

          5.2  Action.  It has taken all requisite action to approve the
               ------
execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

          5.3  Consents.  The execution, delivery and performance by it of its
               --------
obligations hereunder and the consummation of the transactions contemplated hereby will not result in a material violation of, or material default under, or constitute the occurrence of an event which would constitute a material default under, or material noncompliance with, any applicable law, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any material portion of its property is bound, its articles of incorporation or by-laws or other charter documents, as the case may be, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties.

          5.4  No Broker.  It has not entered into any agreement or incurred any
               ---------
obligations or liabilities, contingent or otherwise, for brokerage or finder's fees or agent's commission or other like payment in connection with this Agreement or the transactions contemplated hereby, and it is not otherwise obligated to pay such a fee or commission or to make such a payment. Each party hereto agrees to indemnify and hold the other hereto harmless against and in respect of any breach by it of the provisions of this Section 5.4.

               ARTICLE 6.  LIMITATION OF LIABILITY.
                           ------------------------

          6.1  Remedies.  Licensor shall be liable for direct damages or losses
               --------
with respect to its performance hereunder, including the Turnaround Service, only when such damages or losses are due solely to Licenser's willful misconduct; provided, however, in no event shall Licensor be liable for an amount in excess of the License Fee paid to Licensor hereunder.

          6.2  Limitation of Liability.  IT IS EXPRESSLY AGREED
               -----------------------
THAT LICENSER'S SOLE OBLIGATIONS, AND LICENSEE'S EXCLUSIVE REMEDIES, FOR ANY CAUSE WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS PROVIDED FOR HEREIN OR CONTEMPLATED HEREBY, REGARDLESS OF WHETHER OCCASIONED BY LICENSER'S NEGLIGENCE, ARE LIMITED TO THOSE SET FORTH IN SECTIONS
2.3 AND 3.3 HEREOF AND IN THIS ARTICLE 6, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED. In no event shall Licensor be liable for any special, indirect, incidental or consequential damages (including, but not limited to, lost profits), regardless of the foreseeability thereof. In addition,

Licensor shall have no liability for any damages occasioned by (a) any defect in the Transponder or C-4, (b) any failure of the Transponder or C-4 to perform, or
(c) any fault of Licensee or of any third party.

          6.3 Disclaimer of Warranties. EXCEPT AS SET FORTH HEREIN, LICENSOR
              ------------------------
DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE LICENSOR OR ANY OTHER PERSON OR ENTITY CONCERNING THE TRANSPONDER, C-4, ANY SUBSTITUTE TRANSPONDER OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE.

          6.4  Indemnification.  Licensee shall defend and indemnify Licensor
               ---------------
and/or GE from any claims, liabilities, losses, costs, or damages, including attorneys fees and costs, (a) arising out of any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Licensee under this Agreement, (b) caused by the fault or negligence of Licensee, (c) arising under a warranty, representation, or statement by Licensee to any third party in connection with transmissions over C-4, or (d) with respect to the Transponder, any libel, slander, infringement of copyright, patents and other intellectual property rights, or breach in the privacy or security of transmissions by Licensee. The limitations of liability set forth herein shall apply to, and the indemnification's set forth herein shall run in favor of, Licensor and all affiliates of Licensor and GE and all affiliates of GE.

          6.5  Limitation of Remedies Against Arianespace. Licensee acknowledges
               ------------------------------------------
that pursuant to the Transponder Service

Agreement, Licensor has no right of action against Arianespace, a French company, responsible for launching C-4 and Licensor is obligated to indemnify Arianespace and its customers in the event Licenser's associates assert claims as a result of the launch services. Therefore, Licensee hereby agrees that it shall have no right of action against Arianespace, other customers of Arianespace ("third party customers") or their respective associates, for damages for bodily harm and damage to property suffered by Licensee resulting from the performance of the Ariane launch services agreement between GE and Arianespace. Licensee further irrevocably agrees to a no-fault, no-subrogation waiver of liability and waives the right to make any claims or to instigate any judicial proceedings in connection with such claims against Arianespace, the third party customers of Arianespace or their associates. In the event that one or more associates of Licensee shall proceed against Arianespace, the third party customers or their associates as a result of bodily harm or property damage caused by Arianespace, the third party customers or their associates resulting from the performance of the Ariane launch services agreement by such named parties, Licensee shall indemnify, hold harmless, dispose of any such claim and defend when not contrary to the governing rules of procedure where the action takes place, Licensor, Arianespace, such third party customers and their associates from any loss, damage, liability of expense, including attorney's fees, on accounts of such damage or injury, and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against said indemnities.

As used herein, the term "associates" means individuals or legal entities which act, directly or indirectly, on behalf of or at the direction of an entity to fulfill the obligations of that entity, including the entity's employees, suppliers and subcontractors.

                           ARTICLE 7.  FORCE MAJEURE.
                                       --------------
          Neither party shall be liable to the other and no party shall be deemed in default hereunder for any failure of or delay in the performance of any of its covenants, agreements or obligations (other than the payment of amounts due hereunder, subject to Sections 3.3 and 3.4), caused by or arising out of any of the following conditions of force majeure: disaster, labor disturbances, shortage of labor or equipment beyond the reasonable control of such party, strikes, lockouts, other industrial disturbances, acts of God, acts of a public enemy, war, blockade, riot, insurrection, lightning, fire, storm, flood, inclement weather, explosion, the need to comply with any law or any rule, order, regulation or direction of any government, including state and local governments, having jurisdiction over either party, or of any department, agency, commission, bureau, court or other instrumentality thereof, or of any civil or military authority, or on account of any eventualities or conditions, whether enumerated or not, beyond the reasonable control of such party; 'provided, however, that a loss or Interruption of the Transponder or a Substitute Transponder shall be governed by Sections 1.3, 2.3 and 3.3 and a disruption of the Turnaround Service shall be governed by Sections 3.4 and 4.1.

          The party affected by any condition of force majeure as described in this Article shall promptly notify the other party in writing and hereby agrees to use reasonable diligence to remove any such condition of force majeure as may occur from time to time. No right of a party shall be affected for failure or delay of that party to meet any condition of this Agreement where such failure or delay is caused by a condition of force majeure as defined herein, and such party shall be excused from. performance of any obligation affected by such condition of force majeure during the period required to overcome the delay; and the time limits provided in this Agreement to meet any condition affected by force majeure shall be deemed and treated as extended for a period commensurate with the delay caused by force majeure; provided, however, nothing contained herein shall extend the Term or require the settlement of strikes, lockouts, or other labor difficulties by the party affected contrary to its wishes, and the disposition or manner of handling or remedying any and all such labor difficulties is hereby expressly acknowledged to be entirely within the discretion of the party concerned.

                          ARTICLE 8.  CONFIDENTIALITY.
                                      ----------------

          8.1  Confidentiality.  Each party agrees to hold in strict confidence
               ---------------
the information contained in this Agreement and any information obtained pursuant to the performance by it of the agreements and obligations contained herein or the transactions contemplated hereby, and each party hereby acknowledges and agrees that all such information, including, without limitation, information regarding the other party, GE and/or their respective affiliates, and all information related to the design and performance characteristics of C-4 and any subsystems or components thereof including the transponders, not otherwise known to the public, is confidential and proprietary and is not to be disclosed to third persons without the prior written consent of the party owning such information and shall not be used by the other party other than as contemplated hereunder. Without limiting the generality of the foregoing, neither party shall disclose to any person, including independent auditors, legal counsel, lenders and agents, any of the prices, payment terms and other material terms of this Agreement except:

               (a) to the extent necessary to comply with law or regulations promulgated thereunder, the valid order of a governmental agency or court of competent jurisdiction, or the rules of an established stock exchange or in connection with any placement of securities or filing or report under state or federal securities laws or regulations, provided that, in the opinion of counsel for such party, disclosure is required, and further provided that such disclosing party shall have given the other party notice prior to such disclosure, to the extent reasonably and legally possible, and shall seek confidential treatment of such information;

               (b) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys and it lenders;

               (c) to the extent necessary to obtain appropriate insurance, to its insurance agent, provided that, prior to such disclosure, such agent shall be advised in writing of the confidentiality of the information disclosed to it and, if requested by the owner of such information, such agent shall execute a confidentiality agreement with the disclosing party reasonably acceptable to the owner of such information with respect to the information to be disclosed; and

               (d) in order to enforce its rights and perform its obligations pursuant to this Agreement.

          8.2  GE Confidential Information.  Licensee acknowledges that all
               ---------------------------
information provided to it related to the design and performance characteristics of the C-4, and any subsystems or components thereof, including the Transponder, is confidential and proprietary and may not be disclosed to third persons, without the prior written consent of GE except if the conditions set forth in
Section 8.1(a) above are applicable.

          8.3  Press Releases.  Neither party shall make any announcement, press
               --------------
release or public statement relating in any manner to the Agreement or the parties' operations under this Agreement without first furnishing the proposed text thereof to the other party and obtaining the other party's approval in writing, which approval shall not be unreasonably withheld; provided, however, that no such written approval shall be required when public disclosure by either party may be required, in the judgment of such party's counsel, by law or regulations promulgated thereunder, judicial order or similar pronouncement, the rules of an established stock exchange or in connection with any placement of securities or filing or report under state or federal securities laws or regulations. Whenever practicable, such announcements, press releases and public statements shall be issued jointly by the parties. Notwithstanding any other provision of this Agreement, the obligations of this
Section 8 shall continue after termination of this Agreement.

                            ARTICLE 9.  DEFINITIONS.
                                        ------------
          9.1 "Commercially Operational" means capable of carrying audio and video including associated audio traffic with the parameters as described in the Transponder Performance Specifications and which is not Commercially Unusable.

          9.2 "Commercially Unusable" means a condition in which C-4 so fails to conform to its design specifications or the Transponder so fails to conform to the Transponder Performance Specifications as to render use of C-4 impractical in the exercise of reasonable business judgment or preclude use of the Transponder for its intended purpose.

          9.3 "Interruption" means any period during which the Transponder or a Substitute Transponder fails to meet the Transponder Performance Specifications and such circumstances preclude use of the Transponder for its intended purpose.

          9.4 "Non-preemptible Transponder" means a Transponder that (i) may not be preempted under the Transponder Service Agreement to restore a Transponder which becomes Commercially Unusable or to satisfy other customers of GE and (ii) is fully protected under the Transponder Service Agreement in that GE is obligated to make Substitute Transponders available to Licensor in the event the Transponder becomes Commercially Unusable to the extent such substitutes are available and subject to the rights of other parties who have priority over Licensor.

          9.5 "Substitute Transponder" means any Transponder other than the Transponder (which may be a Transponder on a satellite other than C-4) made available to Licensee pursuant to the Transponder Service Agreement or otherwise.

          9.6 "Transponder Performance Specifications" means the specifications attached hereto as Exhibit D.

                          ARTICLE 10.  MISCELLANEOUS.
                                       --------------

          10.1  Limitation on Rights: Independent Contractors. Licensee agrees
                ---------------------------------------------
that it shall have no rights with respect to the Transponder except as are expressly granted hereunder and that in no event shall such rights be greater than the rights of Licensor under the Transponder Service Agreement. The relationship between the parties shall be that of independent contractors. Nothing in this Agreement shall be construed to create a partnership or joint venture or authorize one party to act as agent for the other.

          10.2  Entire Agreement; Amendment; and Waiver.  This Agreement and all
                ---------------------------------------
attachments hereto constitute the entire agreement between the parties, are intended as the complete and exclusive statement of the terms of the agreement between the parties, and supersede all previous or contemporaneous understandings, commitments or representations concerning the subject matter hereof. The parties each acknowledge that the other party has not made any representations or warranties other than those which are contained herein. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced. No such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, upon notice given in writing to the breaching party, direct future compliance in accordance with the terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

          10.3  Assignment.  Prior to any Transfer (as defined below) of this
                ----------
Agreement, the transferring party shall discuss the proposed Transfer with the other party and obtain the express written consent of the other party, which consent shall not be unreasonably withheld. "Transfer" shall mean to grant, sell, assign, encumber, permit the utilization of, license, sublease or otherwise convey, directly or indirectly, in whole or in part. Any purported Transfer by either party not in compliance with the terms of this Agreement shall be null and void and of no force and effect.

          10.4  No Third-Party Beneficiary.  The provisions of this Agreement
                --------------------------
are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions.

          10.5  Benefits and Obligations.  Subject to Section 10.3, all
                ------------------------
provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto, their permitted successors and permitted assigns.

          10.6  Counterparts.  This Agreement may be executed in several
                ------------
counterparts, each of which when so executed shall be considered as an original and all of which together shall constitute one agreement.

          10.7  Captions.  The captions at the beginning of the Sections of this
                --------
Agreement are not a part of this Agreement but merely labels to assist in the locating and reading of those paragraphs and shall be ignored in construing this Agreement.

          10.8  Further Performance.  Each of the parties hereto agrees to
                -------------------
execute and deliver any further instruments and documents and perform acts which are or may be necessary to carry out the purposes of this Agreement.

          10.9  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties contained herein or made by Licensor or Licensee in connection herewith shall survive any independent investigation made by Licensee or Licensor.

          10.10  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE
                 -------------
INTERNAL LAWS OF THE STATE OF COLORADO.

          10.11  Notices.
                 --------

                 (a) Notice of Interruptions, or of other technical or operational matters requiring immediate attention, may be given by telephone. Licensor will designate a point or points of contact where Licensee may call on a 7 day-a-week, 24 hour-a-day basis. Any notice given verbally will be confirmed in writing as soon as practicable thereafter pursuant to the procedures set out in
Section 10.11(b).

          (b) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed received when actually received if personally delivered, when receipt is electronically confirmed if sent by telecopy, or upon the expiration of the fifth business day after being deposited in the mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the other party as follows:

                If to Licensor:

                     Jones Space Segment, Inc.
                     9697 East Mineral Avenue
                     Englewood, Colorado  80112
                     Attention:  President
                     Fax No.:  (303) 799-1644

                with a copy to:

                     Elizabeth M. Steele, Esq.
                     Vice President and General Counsel
                     The Mind Extension University, Inc.
                     9697 East Mineral Avenue
                     Englewood, Colorado  80112
                     Fax No.:  (303) 799-1644

                If to Deutsche Welle:

                     Deutsche Welle
                     Raderberggurtel 50
                     5000 Kbln 51
                     Germany
                     Attention: Dieter Weirich
                     Fax No.: (0221) 389-3000

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

          10.12  Severability.  Each provision of this Agreement shall be
                 ------------
considered severable and if for any reason any provision of this Agreement is determined to be invalid, such invalidity shall not impair the operation or affect other provisions of this Agreement.

          10.13  Taxes.  Licensee is solely responsible for any taxes, charges
                 -----
or levies which may be asserted by any local, state, national or international, public or quasi-public governmental entity solely as a result of the transmission of signal via the Transponder.

          IN WITNESS WHEREOF, the parties hereto have executed this Transponder License Agreement on the date first above written.


                               JONES SPACE SEG



                               By:/s/ GLENN R. JONES
                                  ---------------------------

                               Title: C.E.O.
                                      -----------------------


                               DEUTSCHE WELLE



                               By:/s/ SIGNATURE APPEARS HERE
                                  ----------------------------

                               Title: J.G.
                                      ------------------------